Exhibit 99.2

Red Hat Announces Pricing of Offering of Convertible Senior Notes

RALEIGH, NC, October 2, 2014 – Red Hat, Inc. (NYSE: RHT) (“Red Hat”) today announced that it has priced its private offering of $700 million aggregate principal amount of its convertible senior notes due 2019 (the “notes”). The notes are to be offered and sold only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Red Hat has granted the initial purchasers of the notes an option to purchase up to an additional $105 million aggregate principal amount of notes on the same terms and conditions (the “additional notes”), exercisable within a 30-day period. The sale of the notes is expected to close on October 7, 2014, subject to customary closing conditions. The notes will mature on October 1, 2019, unless earlier repurchased or converted in accordance with their terms prior to such date. The notes will bear interest at a rate of 0.25% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2015. The notes will be convertible prior to April 1, 2019 only upon the occurrence of certain events and will be convertible thereafter at any time until the close of business on the second scheduled trading day immediately preceding the maturity date regardless of these events, in either case, into cash, shares of Red Hat’s common stock or a combination of cash and shares of Red Hat’s common stock at Red Hat’s option. The conversion rate will initially be 13.6219 shares of Red Hat’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $73.41 per share of Red Hat’s common stock, subject to adjustments in certain events. The initial conversion price represents a premium of approximately 30% to the $56.47 per share closing price of Red Hat’s common stock on October 1, 2014. When issued, the notes will be senior unsecured obligations of Red Hat.

Red Hat expects the net proceeds from this offering to be approximately $686.7 million (or approximately $789.8 million if the initial purchasers exercise their option to purchase additional notes in full) after payment of the initial purchasers’ discounts and estimated offering expenses payable by Red Hat.

Red Hat intends to use approximately $59.4 million of the proceeds to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds from the sale of warrants pursuant to the warrant transactions described below). If the initial purchasers exercise their option to purchase the additional notes, Red Hat expects to sell additional warrants to one or more of the initial purchasers of the notes or their affiliates or other financial institutions (the “Option Counterparties”) and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the additional warrant transactions, to enter into additional convertible note hedge transactions.

Red Hat intends to use up to $375 million of the remaining net proceeds from the offering to repurchase shares of its common stock under an accelerated share repurchase program pursuant to an agreement with Goldman, Sachs & Co. (the “ASR Agreement”). The effectiveness of the ASR Agreement is conditioned upon the closing of the offering. The purchase price per share of the common stock repurchased through the accelerated share repurchase program will be determined and adjusted based on a discount to the volume-weighted average price of Red Hat’s common stock during a period beginning after the execution of the ASR Agreement. The exact number of shares repurchased pursuant to the accelerated share repurchase program will be determined based on such adjusted price.

In connection with the accelerated share repurchase program, Red Hat has been advised that the counterparty to such transaction or its affiliate expects to purchase shares of Red Hat’s common stock in secondary market transactions, and may execute other transactions in Red Hat’s common stock, or in derivative transactions relating to Red Hat’s common stock, during the term of the ASR Agreement. These activities and Red Hat’s repurchases of shares of Red Hat’s common stock may cause or avoid an increase or a decrease in the market price of Red Hat’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that holders will receive upon conversion of the notes.

Red Hat intends to use the remaining net proceeds of the offering for working capital and general corporate purposes, which may include capital expenditures, potential acquisitions or strategic transactions.

In connection with the pricing of the notes, Red Hat entered into convertible note hedge transactions and warrant transactions with the Option Counterparties. The convertible note hedge transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the same number of shares of common stock that will initially underlie the notes and are expected generally to reduce the potential dilution with respect to Red Hat’s common stock upon conversion of the notes and/or to offset any cash payments Red Hat is required to make in connection with the conversion of the notes, as the case may be. The warrants will cover, subject to customary anti-dilution adjustments, the same number of shares of common stock that will initially underlie the notes. The warrant transactions could separately have a dilutive effect with respect to Red Hat’s common stock to the extent that the market price per share of Red Hat’s common stock exceeds the strike price of the warrants, unless, subject to certain conditions, Red Hat elects to settle the warrants in cash.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the Option Counterparties or their respective affiliates expect to purchase shares of Red Hat’s common stock and/or have entered into or expect to enter into various derivative transactions with respect to Red Hat’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Red Hat’s common stock or the notes at that time. In addition, the Option

Counterparties or their respective affiliates may modify their hedge positions (and are likely to do so during any observation period related to a conversion of notes or in connection with any repurchase of notes by Red Hat on any fundamental change repurchase date or otherwise) by entering into or unwinding various derivatives with respect to Red Hat’s common stock and/or purchasing or selling common stock or other securities of Red Hat in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could also cause or avoid an increase or a decrease in the market price of Red Hat’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that holders receive upon conversion of the notes. The strike price of the warrant transactions will initially be $101.646 per share, which represents a premium of 80% over the $56.47 per share closing price of Red Hat’s common stock on October 1, 2014.

Morgan Stanley, Citigroup, J.P. Morgan, BofA Merrill Lynch, Barclays, Goldman, Sachs & Co., RBC Capital Markets and Wells Fargo Securities are acting as joint book-running managers for this offering.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Red Hat’s common stock, if any, issuable upon conversion of the notes). Any offer of notes was and will be made only by means of a private offering memorandum. The notes and any common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

Certain statements contained in this press release, including statements with respect to Red Hat’s expectations to complete the offering of the notes, its use of proceeds from the offering and the effect of the convertible note hedge and warrant transactions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the terms of the notes and the offering, risks and uncertainties related to whether or not Red Hat will consummate the offering, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The forward-looking statements included in this press release represent Red Hat’s views as of the date of this press release and these views could change. However, while Red Hat may elect to update these forward-looking statements at some point in the future, Red Hat specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Red Hat’s views as of any date subsequent to the date of this press release.

CONTACT:

Red Hat, Inc.

Investor Relations:

Tom McCallum, 919-754-4630

tmccallum@redhat.com

or

Media Contact:

Stephanie Wonderlick, 571-421-8169

swonderl@redhat.com